Exhibit 23.1






INDEPENDENT AUDITORS' CONSENTS


We have issued our reports dated April 19, 2005 (except with respect to the matters described in Note 22, as to which the date is May 12, 2005) accompanying the consolidated financial statements and Schedule II and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Park Electrochemical Corp. on Form 10-K for the year ended February 27, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements Nos. 33-55383, 33-63956 and 333-12463 on Form S-8 of Park
Electrochemical Corp.



GRANT THORNTON LLP

New York, New York
April 19, 2005 (except with respect to the matters described in Note 22, as to which the date is May 12, 2005)


We consent to the incorporation by reference in the Registration Statements Nos. 33-55383, 33-63956 and 333-12463 on Form S-8 of our report, dated April 21, 2004 with respect to the consolidated financial statements and schedule of Park Electrochemical Corp. included in the Annual Report on Form 10-K of Park Electrochemical Corp. for the fiscal year ended February 27, 2005.



ERNST & YOUNG LLP

New York, New York
May 13, 2005









[exhibit23.1-05]ll